UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2010

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2010, BioMarin Pharmaceutical Inc. (“BioMarin”) appointed William D. Young and Kenneth M. Bate to its Board of Directors.

The Board of Directors intends to appoint Mr. Bate to its audit committee and has not determined at this time which, if any, committees Mr. Young will be appointed to serve as a member.

Neither Mr. Young nor Mr. Bate was appointed to the Board of Directors in connection with any arrangement or understanding between himself and any other person.

Upon their appointment to the Board, Mr. Young and Mr. Bate received an option to purchase 30,000 shares of common stock, which is consistent with stock option grants that Biomarin customarily gives to each of its directors upon their appointment. It is also anticipated that each of them will enter into BioMarin’s standard form of indemnification agreement.

On September 23, 2010, BioMarin issued a press release announcing the appointment of Mr. Young and Mr. Bate to its Board of Directors. This press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

Exhibit 99.1	Press Release dated September 23, 2010, announcing the appointment of William Young and Kenneth Bate to the Board of Directors of BioMarin Pharmaceutical Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: September 24, 2010	By:	/s/ Eric Davis
G. Eric Davis Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release dated September 23, 2010 announcing the appointment of William Young and Kenneth Bate to the Board of Directors of BioMarin Pharmaceutical Inc.

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